SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   April 26, 2005

                                                          MFB Corp.

                    (Exact Name of Registrant as Specified in Its Charter)

              Indiana                                     0-23374

(State or Other Jurisdiction of Incorporation)        (Commission File Number)

              35-1907258
        (IRS Employer Identification No.)

                        4100 Edison Lakes Parkway, Suite 300,
                          P.O. Box 528, Mishawaka, Indiana 46546

               (Address of Principal Executive Offices)    (Zip Code)

                                                       (574) 277-4200
                          (Registrant's Telephone Number, Including Area Code)


                (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 (17 CFR 240.13e-4(c))

Item 7.  Financial Statements and Exhibits

         (a) Press release dated April 26, 2005 announcing second quarter earnings and quarterly dividend declaration.



                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  April 26, 2005                             MFB Corp.

                                                  By:   /s/ Charles J. Viater
                               Charles J. Viater,
                                                        President and CEO

                                                                     Exhibit 7

April 25, 2005                            Contact: Charles J. Viater
                                                        President/CEO

                   MFB Corp. ANNOUNCES SECOND QUARTER EARNINGS
                       AND QUARTERLY DIVIDEND DECLARATION

                   Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today consolidated net income on an unaudited basis of $796,000, or $0.58 diluted earnings per share for the three months ended March 31, 2005, an increase from net income of $353,000, or $0.26 diluted earnings per share for the three months ended March 31, 2004. MFB Corp's consolidated net income for the six months ended March 31, 2005 was $686,000, or $0.50 diluted earning per share, compared to $972,000, or $0.71 diluted earnings per share, for the same period last year.

                   Charles Viater, President and CEO, stated that "Our solid performance for the quarter reflects continued improvement in our net interest margin and ongoing focus on asset quality."

                   In addition, Mr. Viater announced today that the Board of Directors has declared a cash dividend of $0.125 per share of common stock for the quarter ended March 31, 2005. The dividend is payable on May 17, 2005 to holders of record on May 3, 2005.

                   MFB Corp.'s net interest income before provision for loan losses for the three month period ended March 31, 2005 totaled $3.5 million compared to $2.7 million for the same period last year. For the six month periods ended March 31, 2005 and 2004 net interest income was $7.1 million and $5.6 million, respectively. The increase in net interest income was due to an increase in loan and investment interest income, offset by an increase in FHLB advances and deposit interest expenses. These increases were primarily attributable to the additional assets and liabilities acquired from Sobieski Bank in August, 2004.

                   The provision for (recovery of) loan losses for the second quarter ended March 31, 2005 was ($29,000) compared to $200,000 for the second quarter ended March 31, 2004. The provision for loan losses was $271,000 for the six months ended March 31, 2005 compared to $500,000 for the same period last year. A decline in non-performing assets, coupled with minimal loan growth has resulted in a significant reduction in the provision for loan losses this year. The percentage of non-performing assets to loans was 1.01% at March 31, 2005, 1.07% at September 30, 2004 and 1.22% at March 31, 2004.

                   Year to date noninterest income decreased from $2.7 million for the six months ended March 31, 2004 to $1.8 million for the six months ended March 31, 2005. The significant decrease is primarily the result of the first quarter non-cash impairment charge through earnings of $948,000 ($626,000 net of tax) for the decline in the value of $2.0 million of Fannie Mae ("FNMA") and $2.0 million of Freddie Mac ("FHLMC") floating rate preferred stock securities MFB holds. For the quarter ended March 31, 2005 a positive mark to market adjustment was recorded for both securities through the shareholders' equity section of the balance sheet. Total noninterest income increased from $1.2 million for the second quarter last year to $1.5 million for the second quarter this year. A mortgage servicing rights valuation impairment charge of $170,000 occurred in the quarter ended March 31, 2004 compared to a valuation recovery of $159,000 for the quarter ended March 31, 2005. For the three months ended March 31, all other non-interest income decreased from $1.4 million last year to $1.3 million this year primarily due to decreased net realized gains from the sales of loans.

                   Noninterest expense increased from $6.7 million for the six months ended March 31, 2004 to $7.9 million for the same period in 2005. Occupancy expenses related to the operation of three acquired branches, opening another branch and new Corporate offices were the significant contributors to this increase. Additional increases relating to the acquired branches include the amortization of core deposit and customer relationship intangibles and increased FDIC insurance premiums. Other areas of increase for the six month periods include salaries and employee benefits, data processing, charitable contributions, and advertising expenses. Noninterest expense increased from $3.4 million for the second quarter last year to $3.9 million for the second quarter this year. The second quarter fluctuations were impacted by the same year to date items noted above along with decreased consulting expenses for the quarter ending March 31, 2005 compared to 2004. Income tax expense has increased from last year for the three month period ended March 31 due to increased income before income taxes.

                   MFB Corp.'s total assets have decreased to $520.1 million at March 31, 2005 from $541.2 million at September 30, 2004. Total loans at March 31, 2005 of $400.3 million increased slightly from the $399.9 million of September 30, 2004. Commercial loans increased from $160.2 million at September 30, 2004 to $169.4 million at March 31, 2005; consumer loans, including home equity loans, increased from $38.0 million at September 30, 2004 to $39.4 million at March 31, 2005 and were offset by mortgage loans decreasing from $200.7 million at September 30, 2004 to $191.6 million at March 31, 2005. As a result of a special analysis, $1.2 million of mortgage loans, including $664,000 of non-performing mortgage loans, were sold in January 2005 contributing to the second quarter decline in mortgage loans and non-performing assets. Investment securities available for sale decreased from $66.0 million at September 30, 2004 to $56.6 million at March 31, 2005.

                   MFB Corp.'s allowance for loan losses at March 31, 2005 was 1.55% of loans compared to 1.52% at September 30, 2004. For the second quarter ended March 31, 2005, net charge offs were $131,000 compared to $253,000 net charge offs for the quarter ended March 31, 2004. In management's opinion, the allowance for loan losses is adequate to cover probable incurred losses at March 31, 2005.

                   Total deposits decreased from $357.9 million at September 30, 2004 to $342.6 million at March 31, 2005 and Federal Home Loan Bank advances decreased from $133.4 million as of September 30, 2004 to $129.4 million as of March 31, 2005.

                   Total shareholders' equity increased from $35.9 million at September 30, 2004 to $37.1 million at March 31, 2005. The book value of MFB Corp. stock increased from $27.02 at September 30, 2004 to $27.41 at March 31, 2005.

                   MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties.

                            MFB CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      March 31, 2005 and September 30, 2004
                   (in thousands except per share information)


                                                                                              (Unaudited)
                                                                                              March 31,          September 30,
                                                                                                 2005                 2004
                                                                                           -----------------    -----------------
                                                                                           -----------------    -----------------
ASSETS
Cash and due from financial institutions                                                           $  7,506       $       9,524
Interest - bearing deposits in other financial institutions - short term                              8,152               19,071
                                                                                           -----------------    -----------------
     Total cash and cash equivalents                                                                 15,658               28,595

Securities available for sale                                                                        56,605               66,021
Other Investments                                                                                    12,656               12,628

Loans held for sale                                                                                   1,819                1,034

Mortgage Loans                                                                                      191,552              200,705
Commercial Loans                                                                                    169,384              160,182
Consumer Loans                                                                                       39,364               39,037
                                                                                           -----------------    -----------------
                                                                                           -----------------    -----------------
     Loans receivable                                                                               400,300              399,924
     Less: allowance for loan losses                                                                (6,201)              (6,074)
                                                                                           -----------------    -----------------
          Loan receivable, net                                                                      394,099              393,850

Premises and equipment, net                                                                          19,151               19,384
Mortgage servicing rights                                                                             2,146                2,092
Cash surrender value of life insurance                                                                5,808                5,707
Goodwill                                                                                              2,423                2,363
Other intangible assets                                                                               2,413                2,693
Other assets                                                                                          7,342                6,855
                                                                                           -----------------    -----------------
               Total assets                                                                     $   520,120        $     541,222
                                                                                           =================    =================
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Deposits
          Noninterest-bearing demand deposits                                                   $    29,260     $         31,658
          Savings, NOW and MMDA deposits                                                            129,958              136,099
          Time deposits                                                                             183,336              190,136
                                                                                           -----------------    -----------------
               Total deposits                                                                       342,554              357,893

     FHLB advances                                                                                                       133,443
                                                                                                    129,391
     Loans from correspondent banks                                                                   6,500                6,500
     Accrued expenses and other liabilities                                                           4,570                7,480
                                                                                           -----------------    -----------------
          Total liabilities                                                                         483,015              505,316

Shareholders' equity
     Common stock, no par value, 5,000,000 shares authorized;
          shares issued: 1,689,417 - 03/31/05 and 9/30/04;
          shares outstanding: 1,353,460 - 03/31/05 and 1,329,060 - 9/30/04                           12,371               12,486
     Retained earnings - substantially restricted                                                    32,555               32,195
     Accumulated other comprehensive income (loss),
          net of tax of ($198) - 03/31/05 and $38 - 9/30/04                                           (351)                (792)
     Treasury stock, 335,957 common shares - 03/31/05;
          360,357 common shares - 9/30/04, at cost                                                  (7,470)              (7,983)
                                                                                           -----------------    -----------------
          Total shareholders' equity                                                                 37,105               35,906
                                                                                           -----------------    -----------------
               Total Liabilities and Shareholders' equity                                       $   520,120         $    541,222
                                                                                           =================    =================




                             MFB CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
            Three months and Six months ended March 31, 2005 and 2004
                   (in thousands except per share information)


                                                                Three Months Ended                Six Months Ended
                                                                     March 31,                        March 31,
                                                                2005             2004               2005               2004
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Interest income
    Loans receivable, including fees                         $ 6,022          $ 5,010           $ 12,112           $ 10,075
    Securities - taxable                                         641              391              1,327                801
    Other interest-bearing assets                                 37               45                 92                 97
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total interest income                                6,700            5,446             13,531             10,973
Interest expense
    Deposits                                                   1,594            1,324              3,207              2,671
    FHLB advances and other borrowings                         1,619            1,375              3,274              2,747
                                                                                           --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total interest expense                               3,213            2,699              6,481              5,418
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Net interest income                                            3,487            2,747              7,050              5,555
Provision for (recovery of) loan losses                         (29)              200                271                500
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Net interest income after provision for                        3,516            2,547              6,779              5,055
     (recovery of) loan losses
Noninterest income
     Service charges on deposit accounts                         757              732              1,586              1,421
     Trust fee income                                            101              131                200                257
     Insurance commissions                                        50               42                100                 92
     Net realized gains from sales of loans                      179              235                401                545
     Mortgage servicing asset recovery (impairment)              159            (170)                 21                (2)
     Net gain (loss) on securities available for sale              -                -              (948)                  -
     Other                                                       205              225                466                356
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total noninterest income                             1,451            1,195              1,826              2,669
Noninterest expense
     Salaries and employee benefits                            1,808            1,666              3,664              3,398
     Occupancy and equipment                                     866              689              1,653              1,221
     Professional and consulting fees                            133              206                371                343
     Data processing expense                                     198              156                395                277
     Other expense                                               928              682              1,841              1,415
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total noninterest expense                            3,933            3,399              7,924              6,654

Income before income taxes                                     1,034              343                681              1,070
Income tax expense (credit)                                      238             (10)                (5)                 98
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Net income                                             $         796           $  353      $         686             $  972
                                                       ==============    =============     ==============     ==============
                                                       ==============    =============     ==============     ==============

Basic earnings per common share                             $   0.59          $  0.27           $   0.51            $  0.75
Diluted earnings per common share                           $   0.58          $  0.26           $   0.50            $  0.71
